Exhibit 99.1

FOR IMMEDIATE RELEASE

Harvest Natural Resources Announces

2015 Second Quarter Results

HOUSTON, August 7, 2015—Harvest Natural Resources, Inc. (NYSE: HNR) (Harvest or the Company) today announced 2015 second quarter earnings and provided an operational update.

Harvest reported a second quarter net loss of approximately $25.4 million, or $0.60 per diluted share, compared with a net loss of $1.7 million, or $0.04 per diluted share, for the same period last year. The second quarter results included a non-cash loss on issuance of debt, which is related to the CT Energy transaction, of $20.4 million, or $0.48 per diluted share. Adjusted for loss on issuance of debt, Harvest would have posted a second quarter net loss of approximately $5.0 million, or $0.12 per diluted share, before any adjustment for income taxes.

The loss on issuance of debt is the result of the difference between (i) the issuance-date value of the CT Energia warrants of $40.0 million, plus the net value applied to embedded derivatives related to the non-convertible note and the convertible note issued to CT Energy of $10.95 million, plus transaction costs of $1.65 million less (ii) the loan proceeds received of $32.2 million. The sum is recognized as a non-cash pre-tax loss of $20.4 million during the second quarter of 2015.

Petrodelta generated $173.3 million in revenue during the second quarter before deductions for royalties, compared to $365.2 million for the same period in 2014. The average price of crude oil sold by Petrodelta during the second quarter was $49.71 per barrel, compared to $88.77 per barrel for the same period during 2014. Petrodelta reported a second quarter operating loss before taxes and non-operating items of $98.6 million, compared to operating income before taxes and non-operating items of $35.0 million for the second quarter of 2014. Petrodelta posted a net loss of $74.8 million during the second quarter, compared to net income of $42.3 million for the same period in 2014. The Petrodelta financial results are prepared and presented under IFRS.

Highlights for the second quarter of 2015 include:

Venezuela

•	During the second quarter of 2015, Petrodelta drilled and completed six development wells and sold approximately 3.45 million barrels of oil (MMBO) for a daily average of approximately 37,929 barrels of oil per day (BOPD), a decrease of 16% over the same period in 2014.

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•	Petrodelta’s current production rate is approximately 37,761 BOPD and the 2015 expected average production rate is 38,921 BOPD, with capital expenditures projected at $392.0 million.

•	Harvest has entered into a term sheet with Petróleos de Venezuela, S.A. (PDVSA), Harvest’s partner in Petrodelta, for the repositioning and growth of Petrodelta’s business.

Gabon

•	Operational activities during the period included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

•	Harvest has engaged a third party to undertake a fixed-price, geophysical site survey over multiple potential well locations in the Dussafu block beginning in August 2015.

Corporate

•	On June 19, 2015, the Company entered into a strategic relationship with CT Energy and CT Energia designed to maximize the long-term success and value of Harvest’s Venezuelan operations and its 20.4% investment in Petrodelta.

•	The Company sold CT Energy a $25.2 million, five year, 15% non-convertible senior secured promissory note and a $7.0 million, five year, 9% convertible senior secured note.

•	Harvest also issued CT Energy a warrant to purchase up to 34,070,820 shares of Harvest’s common stock at an initial exercise price of $1.25 per share. The warrant becomes exercisable only after the 30-day volume weighted average price of Harvest’s common stock equals or exceeds $2.50 per share.

•	At our upcoming annual shareholder meeting on September 9, 2015, Harvest stockholders will be asked to approve certain proposals relating to the transaction.

•	If stockholder approval is not obtained, CT Energy has the right to accelerate full repayment of the non-convertible and convertible notes upon 60-days’ notice.

VENEZUELA

During the three months ended June 30, 2015, Petrodelta sold approximately 3.45 MMBO for a daily average of 37,929 BOPD, a decrease of 16% over the same period in 2014, and 6% lower than the previous quarter. Petrodelta sold 1.10 billion cubic feet (BCF) of natural gas for a daily average of 12.1 million cubic feet per day (MMCFD), increasing 62% over the same period in 2014 and 13% over the previous quarter. Petrodelta’s current production rate is approximately 37,761 BOPD.

During the second quarter of 2015, Petrodelta drilled and completed six development wells, five in the El Salto field and one in the Temblador field. Currently, Petrodelta is operating six drilling rigs and one workover rig and continues with infrastructure enhancement projects in the El Salto and Temblador fields.

Petrodelta’s production target for 2015 is projected to be approximately 38,921 BOPD. The 2015 Petrodelta capital expenditures are expected to be approximately $392.0 million. Petrodelta expects to drill 21 oil wells during 2015.

EXPLORATION AND OTHER ACTIVITIES

Dussafu Project - Gabon (Dussafu PSC)

Operational activities during the six months ended June 30, 2015, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014. Harvest and its joint venture partner have engaged a third party to undertake a fixed-price, geophysical site survey over multiple potential well locations in the Dussafu block beginning in August 2015. The survey is a pre-requisite for siting mobile drilling units and other installations required for continuing exploration and development activities over the license. The survey will provide information about the seabed and shallow geological conditions, essential for the safe siting and operation of these installations.

Corporate

On June 19, 2015, the Company entered into a strategic relationship with CT Energy and CT Energia Holding, Ltd., an international energy trading firm (“CT Energia”), designed to maximize the long-term success and value of Harvest’s Venezuelan operations and its 20.4% investment in Petrodelta. Under the terms of this strategic relationship, the Company entered into a term sheet with PDVSA for the repositioning and growth of Petrodelta’s business. The Company agreed to appoint two of CT Energy’s designees as the Company’s representatives on the Petrodelta board of directors. CT Energia has entered into a management contract with the Company to oversee Harvest’s Venezuelan day-to-day operations and to assist in the development of a plan for the business operations and financing for Petrodelta and the negotiation of definitive documents to implement such plan.

Terms of the transaction with CT Energy include:

•	The Company sold CT Energy a $25.2 million, five year, 15% non-convertible senior secured promissory note (“15% Note”) and a $7.0 million, five year, 9% convertible senior secured note (“9% Note”). The 9% Note is immediately convertible into 8,506,097 shares of Harvest common stock at an initial conversion price of $0.82. Harvest also issued to CT Energy 69.75 shares of a newly-created series of preferred stock that carry voting rights equivalent to the shares of common stock underlying the unconverted portion of the 9% Note.

•	Harvest issued CT Energy a warrant to purchase up to 34,070,820 shares of Harvest’s common stock at an initial exercise price of $1.25 per share (“CT warrant”). The CT warrant will become exercisable only after the 30-day volume weighted average price of Harvest’s common stock equals or exceeds $2.50 per share (“Stock Appreciation Date”) and Harvest’s stockholders approve certain proposals related to the transaction with CT Energy by a majority of votes cast, as required by the New York Stock Exchange (“NYSE”) shareholder approval rules. The CT warrant is cash-exercisable, but CT Energy may surrender the 15% Note to pay for a portion of the aggregate exercise price.

•	The Company sold CT Energy a five-year 15% non-convertible senior secured note (“additional draw note”), under which CT Energy may elect to provide $2.0 million of additional funds to the Company per month for up to six months following the one-year anniversary of the closing date of the transaction (up to $12.0 million in aggregate). If funds are loaned under the additional draw note, interest will be compounded quarterly at a rate of 15% per annum and will be payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2016. If by June 19, 2016 (“Claim Date”), the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the additional draw note will be extended by two years and the interest rates on the additional draw note will adjust to 8%. During an event of default, the outstanding principal amount will bear additional interest at a rate of 2% per annum higher than the rate otherwise applicable.

•	Harvest issued to CT Energy 69.75 shares of the Company’s newly created Series C preferred stock, par value $0.01 per share. The primary purpose of the Series C preferred stock is to provide the holder of the 9% Note with voting rights equivalent to the common stock underlying the unconverted portion of the 9% Note. Shares of the Series C preferred stock are entitled to vote on certain matters submitted to a vote of the stockholders on an “as converted” basis.

•	At our upcoming annual shareholder meeting on September 9, 2015, Harvest stockholders will be asked to approve certain proposals related to the transaction under NYSE shareholder approval requirements and to approve an amendment to Harvest’s charter to authorize new shares of common stock in an amount sufficient for future needs, including the full conversion of the 9% Note and full exercise of the CT warrant issued in the transaction.

•	If stockholder approval is not obtained, CT Energy has the right to accelerate full repayment of the 9% and 15% notes upon 60-days’ notice. Upon acceleration of the notes, Harvest would be required to seek alternative financing for liquidity and the strategic relationship with CT Energia would be terminated.

•	CT Energy appointed three members to the Company’s board of directors, including one appointee serving as an independent director under the NYSE and Securities and Exchange Commission (“SEC”) rules.

Conference Call

Harvest will hold a conference call at 10:00 a.m. Central Daylight Time on Friday, August 7, 2015, during which management will discuss Harvest’s 2015 second quarter results. The conference leader will be James A. Edmiston, President and Chief Executive Officer. To access the conference call, dial 719-457-2648 or 888-438-5525 five to ten minutes prior to the start time. At that time you will be asked to provide the conference number, which is 9336519. A recording of the conference call will also be available for replay at 719-457-0820 or 888-203-1112, passcode 9336519, through August 12, 2015.

The conference call will also be transmitted over the internet through the Company’s website at www.harvestnr.com. To listen to the live webcast, enter the website fifteen minutes before the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the webcast will be available beginning shortly after the call and will remain on the website for approximately 90 days.

About Harvest Natural Resources

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and Gabon. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:

Stephen C. Haynes

Vice President, Chief Financial Officer

(281) 899-5716

Forward Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2014 Annual Report on Form 10-K and other public filings.

Harvest may use certain terms such as resource base, contingent resources, prospective resources, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company.

Important Information about the Transaction with CT Energy and Additional Information

The Company will file a definitive proxy statement with the SEC to solicit stockholder approval of proposals relating to the strategic transaction with CT Energy and other matters at the Company’s 2015 annual meeting. The Company’s stockholders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the definitive proxy statement, as well as other filings with the SEC containing information about the Company and the proposals may be obtained, when available, at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement may also be obtained, when available, without charge, by directing a request to Harvest Natural Resources, Inc., Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077 or at the Company’s Investor Relations page on its corporate website at www.harvestnr.com. The Company and its directors and officers and CT Energy Holding SRL and its principals and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the approval of the proposals at the annual meeting.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,880	$6,585
Restricted cash	—	25
Accounts receivable, net	491	339
Deferred income taxes	118	53
Prepaid expenses and other	368	353

TOTAL CURRENT ASSETS	19,857	7,355
INVESTMENT IN AFFILIATE	164,700	164,700
PROPERTY AND EQUIPMENT:
Oil and gas properties (successful efforts method)	54,544	54,290
Other administrative property, net	161	217

TOTAL PROPERTY AND EQUIPMENT, NET	54,705	54,507
EMBEDDED DERIVATIVE ASSET	2,627	—
OTHER ASSETS	643	1,484

TOTAL ASSETS	$242,532	$228,046

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$2,205	$1,697
Accrued expenses	4,442	4,617
Accrued interest	150	97
Income taxes payable	10	5
Current deferred tax liability	40	45
Notes payable to noncontrolling interest owners	—	13,709
Other current liabilities	165	128

TOTAL CURRENT LIABILITIES	7,012	20,298
LONG-TERM DEBT	145	—
LONG-TERM DEFERRED TAX LIABILITY	15,860	14,655
EMBEDDED DERIVATIVE LIABILITY	13,015	—
WARRANT DERIVATIVE LIABILITY	37,595	—
OTHER LONG-TERM LIABILITIES	375	215
COMMITMENTS AND CONTINGENCIES (Note 12)
MEZZANINE EQUITY, Series C preferred stock, par value $0.01 per share; authorized 69.75 shares; outstanding, 69.75 shares (2015)	—	—
EQUITY
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share; authorized 5,000 shares; outstanding, none	—	—
Common stock, par value $0.01 per share; shares authorized 80,000 (2015 and 2014); shares issued 49,320 (2015 and 2014); shares outstanding 42,748 (2015 and 2014)	493	493
Additional paid-in capital	287,902	280,757
Accumulated deficit	(132,250)	(101,208)
Treasury stock, at cost, 6,572 shares (2015 and 2014)	(66,316)	(66,316)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	89,829	113,726
NONCONTROLLING INTERESTS	78,701	79,152

TOTAL EQUITY	168,530	192,878

TOTAL LIABILITIES AND EQUITY	$242,532	$228,046

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
EXPENSES:
Depreciation and amortization	$27	$58	$56	$134
Exploration expense	575	1,648	2,507	3,481
Impairment expense—unproved property costs	—	3,150	—	7,610
General and administrative	5,517	4,903	9,675	11,204

	6,119	9,759	12,238	22,429

LOSS FROM OPERATIONS	(6,119)	(9,759)	(12,238)	(22,429)
OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	—	—	—	4
Loss on sale of interest in Harvest Holding	—	(391)	—	(1,357)
Warrant liability income	2,418	—	2,418	—
Derivative income	557	—	557	—
Interest expense	(614)	(15)	(851)	(62)
Loss on issuance of debt	(20,402)	—	(20,402)	—
Loss on extinguishment of long-term debt	—	—	—	(4,749)
Foreign currency transaction gains (losses)	77	259	80	(210)
Other non-operating expenses	—	—	—	(220)

	(17,964)	(147)	(18,198)	(6,594)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(24,083)	(9,906)	(30,436)	(29,023)
INCOME TAX EXPENSE (BENEFIT)	1,604	(88)	1,220	(1,042)

LOSS FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM INVESTMENT AFFILIATE	(25,687)	(9,818)	(31,656)	(27,981)
EARNINGS FROM INVESTMENT AFFILIATE	—	16,062	—	34,949

INCOME (LOSS) FROM CONTINUING OPERATIONS	(25,687)	6,244	(31,656)	6,968
DISCONTINUED OPERATIONS	—	(230)	—	(361)

NET INCOME (LOSS)	(25,687)	6,014	(31,656)	6,607
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(262)	7,665	(614)	16,266

NET LOSS ATTRIBUTABLE TO HARVEST [COMPREHENSIVE LOSS]	$(25,425)	$(1,651)	$(31,042)	$(9,659)

BASIC LOSS PER SHARE:
Loss from continuing operations	$(0.60)	$(0.03)	$(0.73)	$(0.22)
Discontinued operations	—	(0.01)	—	(0.01)

Basic loss per share	$(0.60)	$(0.04)	$(0.73)	$(0.23)

DILUTED LOSS PER SHARE:
Loss from continuing operations	$(0.60)	$(0.03)	$(0.73)	$(0.22)
Discontinued operations	—	(0.01)	—	(0.01)

Diluted loss per share	$(0.60)	$(0.04)	$(0.73)	$(0.23)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	42,663	41,861	42,663	41,854
Diluted	42,663	41,861	42,663	41,854

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(31,656)	$6,607
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	56	134
Impairment expense—unproved property costs	—	7,610
Amortization of debt financing costs	283	—
Amortization of discount on debt	145	—
Loss on debt issuance	20,402	—
Loss on sale of interest in Harvest Holding	—	1,357
Foreign currency transaction loss	—	1,468
Loss on extinguishment of long-term debt	—	4,749
Earnings from investment affiliate	—	(34,949)
Share-based compensation-related charges	988	1,589
Warrant liability income	(2,418)	—
Deferred income tax expense (benefit)	1,135	(1,070)
Derivative income	(557)	—
Changes in operating assets and liabilities:
Accounts receivable	(152)	1,438
Prepaid expenses and other	(15)	(249)
Other assets	583	(8)
Accounts payable	508	(2,996)
Accrued expenses	(474)	(11,229)
Accrued interest	100	(306)
Income taxes payable	5	(2,133)
Other current liabilities	37	(261)
Other long-term liabilities	160	(450)

NET CASH USED IN OPERATING ACTIVITIES	(10,870)	(28,699)

CASH FLOWS FROM INVESTING ACTIVITIES:
Transaction costs from sale of interest in Harvest Holding	—	(3,540)
Additions of property and equipment	(353)	(521)
Advances to investment affiliate, net	—	(262)
Decrease in restricted cash	—	123

NET CASH USED IN INVESTING ACTIVITIES	(353)	(4,200)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayment	(8,900)	(79,750)
Debt extinguishment costs	—	(760)
Gross proceeds from issuance of debt	33,500	—
Contributions from noncontrolling interest owners	163	717
Treasury stock purchases	—	(94)
Financing costs	(1,245)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	23,518	(79,887)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,295	(112,786)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,585	120,897

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$18,880	$8,111